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                     REAL ESTATE PURCHASE AND SALE AGREEMENT


     This agreement (the "Agreement") dated 3-12, 1997 by and between WASHINGTON-111, LTD., a California limited partnership ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation, or assigns ("Buyer") for purchase and sale of that certain real property consisting of approximately
13.47 acres fronting on the southwesterly side of Highway 111 between Washington Street on the west and Adams Street on the east in La Quinta, California, the legal description of which is described on Exhibit A and any improvements thereon and all rights appurtenant thereto (the "Property"). The Property is shown on the proposed site plan dated March 4, 1997 and numbered X491B (the "Site Plan") and attached hereto as Exhibit B.

     Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

     1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property shall be five dollars ($5.00) per gross square foot of unimproved land area to the centerline of abutting roadways but the measurement of land area to such centerlines shall apply only to proposed new streets and/or common area drives which abut or straddle the actual length of Buyer's property lines. The gross square footage of land to be purchased shall not include any ground abutting existing streets or highways which have already been identified for future right-of-way widening. It is estimated that the Property contains 586,753 square feet and that the purchase price will be Two Million Nine Hundred Thirty-three Thousand Seven Hundred Sixty-five Dollars ($2,933,765). The area of the Property and the total purchase price shall be determined by the current ALTA/ACSM survey to be provided by Seller. The purchase price shall be adjusted to the final certified square footage, which amount, including the Deposit and interest accrued thereon, shall be paid in cash upon closing.

     2. EARNEST MONEY DEPOSIT. Within ten (10) business days after the Effective Date, Buyer will deposit earnest money of fifty thousand dollars ($50,000) (the "Deposit") with Chicago Title Insurance Company in Palm Desert, California (the "Closing Agent"). The Closing Agent shall place the Deposit in an interest-bearing account, with interest to accrue to Buyer's benefit. If this transaction does not close for any reason other than default by Buyer under this Agreement, the Deposit, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Seller shall have as its sole remedy the right to terminate this Agreement and retain the Deposit, together with accrued interest thereon, as liquidated damages.

     3. CONTINGENCIES. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyers sole and absolute discretion, on or before the dates described below:

          3.1 FEASIBILITY. Buyer's sole determination that its proposed site plan, building plan, parking plan and access plan for the Property are acceptable; that utilities are available of adequate capacity to serve the Property; and that the Property is otherwise feasible for its intended use.

          3.2 STUDIES. Buyer's approval of all soils, engineering, seismic, environmental, topography, hazardous waste, geotechnical, wetlands, drainage and other studies that may be deemed necessary by Buyer or required by any governmental agency in connection with the Property and Buyer's planned development and use of the Property. All studies are to be obtained by Buyer at Buyer's sole expense. In the event Buyer fails to close, all such studies shall become the property of Seller at no expense to Seller.


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          3.3  APPROVALS AND PERMITS. Issuance of any and all required or applicable governmental approvals included but not limited to a PUD and plat of the Property, subdivision approvals, rezoning approvals, California Department of Transportation highway access and traffic signal approvals, building permits, use permits, design review approvals, site plan approvals, and approvals of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop, construct it's building and site improvements and operate its selected business on the Property. The timing, conditions and cost of any or all of the permits and approvals (including any mitigation fees) must be satisfactory to Buyer in its sole discretion.

          3.4 TIME PERIODS. Buyer shall have sixty (60) days from the Effective Date (the "Feasibility Period") to satisfy or waive the contingencies set forth in Sections 3.1 and 3.2 (the "Feasibility Period"). Buyer shall have one hundred eighty (180) days (the "Contingency Period") from the end of the Feasibility Period to satisfy or waive the contingencies set forth in Section 3.3 provided, however, that if Buyer submits documentation to Buyer no later than ten (10) days after the Effective Date that convinces Buyer in its sole and absolute discretion about the Property is currently zoned to allow Buyer's typical retail sales operations and facilities and that a "big box" retail store, a drive-through building materials yard and an outdoor garden yard are permitted uses on the site, then, in such event, the Contingency Period shall run concurrently with the Feasibility Period, and provided further, that the Contingency Period shall be further shortened if all approvals and permits under Section 3.3 above are obtained in less than one hundred eighty (180) days, in which event the Contingency Period shall end within ten (10) days after the last such approval or permit is obtained by Buyer. If Buyer does not satisfy or waive the contingencies by the applicable dates, the Deposit, with interest, shall be refunded to Buyer and the Agreement shall terminate.

     4.   CLOSING.

          4.1 TIME FOR CLOSING; TERMINATION DATE. This sale shall be closed in the office of the Closing Agent within fifteen (15) days after all of Buyer's conditions precedent have been satisfied or waived by Buyer on a date selected by Buyer and agreeable to Seller. Buyer and Seller shall deposit in escrow with Closing Agent all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "closing" or "date of closing" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

          4.2 PRORATIONS; CLOSING COSTS. Taxes and assessments for the current year and utilities constituting liens shall be prorated as of the date of closing. Seller shall pay the premium for the title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of conveyance tax stamps, if any, and one-half of Closing Agent's escrow fee. Buyer shall pay the cost of recording the statutory warranty deed, and one-half of Closing Agent's escrow fee and the difference in the cost of premium between standard owner's and extended coverage.

          4.3  POSSESSION. Buyer shall be entitled to possession upon closing.

     5. CONVEYANCE OF TITLE. On closing, Seller shall execute and deliver to Buyer a statutory warranty deed conveying good and marketable title to the Property free and clear of any defects or encumbrances except for the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances appearing on the preliminary commitment for title insurance that are approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.


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     6.   TITLE INSURANCE AND SURVEY.  Within fifteen (15) days after the
Effective Date, Seller shall provide Buyer with a current preliminary commitment for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984 or if unavailable, Form B-1987) issued by Chicago Title Insurance Company, with copies of all documents listed as exceptions set forth therein. Within thirty (30) days after the Effective Date, Seller shall provide Buyer with a current ALTA/ACSM survey with land area certification of the Property, at Seller's cost. Buyer shall have fifteen
(15) days from the later receipt of either the preliminary committment or the survey (and any amendments, supplements and revisions to either in which new or revised exceptions or items first appear) to notify Seller of its disapproval of any exceptions shown in the preliminary commitment or any items on the survey. If, within twenty (20) days after the receipt of such notice Seller has not removed or given reasonable written assurances to Buyer that such disapproved exceptions or items will be removed on or before closing, Buyer may, at its option, at any time prior to such removal or receipt of such reasonable written assurances, terminate this Agreement by giving notice of such termination to Seller. On such termination Closing Agent shall refund the Deposit and all interest accrued thereon to Buyer and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect. Buyer agrees not to record the survey in advance of closing and then only just ahead of the recording of the deed as part of the closing process.

     Neither Seller nor Buyer shall be required to close, and the Deposit and all interest thereon shall be returned to Buyer, if any exception or item disapproved by Buyer as herein provided cannot be removed by the date of closing; provided, however, that Buyer may elect to waive any disapproved exceptions or items and close on the remaining terms. Notwithstanding the foregoing, Seller shall remove any defect or encumbrance attaching by, through or under Seller after the Effective Date of this Agreement. Exceptions to be discharged by Seller may be paid out of the purchase price at closing.

     As soon as available after closing, Seller shall provide to Buyer a policy of title insurance pursuant to the preliminary commitment, dated as of the closing date and insuring Buyer in the amount of the purchase price against loss or damage by reason of defect in Buyer's title to the Property subject only to the printed exclusions and general exceptions appearing in the policy form; any Permitted Exceptions; the exceptions specified in the preliminary commitment which Buyer has not disapproved of as provided herein; and real property taxes and assessments that are not delinquent.

     7. RISK OF LOSS; CONDEMNATION. Risk of loss of or damage to the Property shall be borne by Seller until the date of closing. Thereafter, Buyer shall bear the risk of loss. In the event of material loss of or damage to the Property prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice of such termination to Seller and Closing Agent, and such termination shall be effective and the Deposit and interest thereon shall be refunded ten (10) days thereafter; provided, however, that such termination shall not be effective if Seller agrees in writing within such ten (10) day period to restore the Property substantially to its present condition by the closing date.

     If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its option, terminate this Agreement by giving notice of such termination to Seller, and upon such termination the Deposit and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect; provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller. On closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.


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     8.   SELLER'S REPRESENTATIONS AND WARRANTIES.  In addition to other representations herein, Seller represents and warrants to Buyer as of the date of closing that:

         8.1 Seller, and the person signing on behalf of Seller, has full power and authority to execute this Agreement and perform Seller's obligations hereunder, and all necessary partnership action to authorize this transaction has been taken;

         8.2 The Property is not subject to any leases, tenancies or rights of persons in possession;

         8.3 Neither the Property nor the sale of the Property violates any applicable statute, ordinance or regulation, nor any order of any court or any governmental authority or agency, pertaining to the Property or the use occupancy or condition thereof;

         8.4  Seller is unaware of any material defect in the Property;

         8.5 All persons and entities supplying labor, materials and equipment to the Property have been paid and there are no claims or liens;

         8.6 There are no currently due and payable assessments for public improvements against the Property and Seller is not aware of any local improvement district or other taxing authority having jurisdiction over the Property in the process of formation;

         8.7 The Property has legal access to all streets adjoining the Property;

         8.8  Seller has good and marketable title to the Property;

         8.9 Seller is not a "foreign person" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Seller shall execute and deliver to Closing Agent an affidavit in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. #1445; and

         8.10 Seller has not received notification of any kind from any agency suggesting that the Property is or may be targeted for a Superfund or similar type of cleanup. To the best of Seller's knowledge, neither the Property nor any portion thereof is or has been used (i) for the storage, disposal or discharge of oil, solvents, fuel, chemicals or any type of toxic or dangerous or hazardous waste or substance, (ii) as a landfill or waste disposal site, and (iii) does not contain any underground storage tanks. Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all loss, damage, claims, penalties, liability, suits, costs and expenses (including, without limitation, reasonable attorneys' fees) and also including without limitation, costs of remedial action or cleanup, suffered or incurred by Buyer arising out of or related to any such use of the Property, or portion thereof, occurring prior to the conveyance to Buyer, about which Seller knew or reasonably should have known prior to closing.

     9. BUYER'S AUTHORITY. Buyer represents and warrants to Seller that at the date of execution hereof and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder.

     10. DEFAULT. If Seller defaults hereunder, Buyer may seek specific performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposit with accrued interest, on demand. If
Buyer defaults, the Deposit and accrued interest shall be forfeited to Seller as liquidated damages and as Seller's sole and exclusive remedy and upon payment thereof to Seller, Buyer shall have no further obligations or liability hereunder. In any suit, action or appeal therefrom to enforce this Agreement or any term or provision hereof, or to interpret this Agreement, the prevailing party shall be entitled to recover its costs incurred therein, including reasonable attorneys' fees.


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     11.  NOTICES. All notices, waivers, elections, approvals and demands required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:

and, in the case of Buyer, a copy to:   William N. Moloney
                                        5711 NE Tolo Rd.
                                        Bainbridge Island, WA 98110

and, in the case of Seller, a copy to:  J. John Anderholt, Esq.
                                        42-60 Cook St. #205
                                        Palm Desert, CA 92211

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.

     12. ASSIGNMENT. Buyer may assign its rights hereunder to any person or entity provided that an Eagle Hardware & Garden store is constructed and operated on the site. An assignment for any other use shall require Seller's consent which may be withheld in the sole discretion of Seller.

     13. SITE BALANCING. Buyer shall be allowed to use excess soils located on adjoining vacant parcels for the purpose of establishing a level subgrade across Buyer's site at a suitable level to accommodate the construction of Buyer's improvements. No soils shall be removed from other parcels below the subgrade elevations established for Buyer's site. Any areas of soil removal on the other parcels shall be left in a smooth graded condition with all site grubbed debris stockpiled for future disposal. All the foregoing site balancing work shall be at Buyer's expense. If requested by Buyer, Seller shall grant temporary construction easements on the other parcels to access and remove the excess soils.

     14. NO NEGOTIATIONS WITH THIRD PARTY. Seller shall not negotiate nor commit to sell, lease or otherwise transfer the Property on any portion thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement. This covenant shall remain in full force and be legally binding upon Seller until termination of this Agreement. Notwithstanding the above, Seller shall have the right to accept backup offers to purchase the Property during the term of this Agreement provided such offers are unsolicited and not negotiated.

     15. GENERAL. This is the entire agreement of Buyer and Seller with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

     16. SURVIVAL OF WARRANTIES. The terms, covenants, representations and warranties shall not merge in the deed of conveyance, but shall survive closing.


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     17.  COMMISSIONS. All real estate commissions and/or brokers' fees shall be payable by Seller at closing to Del Gagnon Company, Inc. (the "Broker"). Such commission and/or fee shall be agreed upon in a separate agreement between Seller and Broker. Each party represents to the other that it has engaged no other broker in connection with the negotiations leading to this Agreement. Seller agrees to indemnify and hold Buyer harmless from and against all claims and demands on any and all brokers or agents with respect to the Property.

     18. EXHIBITS. Exhibits A and B attached hereto are incorporated herein as if fully set forth.

                          Exhibit A - Legal Description
                          Exhibit B - Site Plan

     19. EFFECTIVE DATE. The later of the Buyer's signature date and the Seller's signature date, set forth below, shall be the "Effective Date" of this Agreement.

                              BUYER:    EAGLE HARDWARE & GARDEN, INC.

                                        By:  /s/Richard T. Takata
                                           -------------------------------------
                                        Typed name: Richard T. Takata
     March 5     , 1997
-----------------
Buyer's signature date                  Its:  President

                                        Address:
                                        981 Powell Avenue S.W.
                                        Renton, WA 98055


                              SELLER:   WASHINGTON-111, LTD.

                                        By:  /s/ Jack D. Franks
                                           -------------------------------------
                                        Typed name: Jack D. Franks
     3-12        , 1997
-----------------
Seller's signature date                 Its:  Secretary of General Partner
                                              Apollo, Inc.

                                        Address:

                                        42-600 Cook Street, Suite 205
                                        Palm Desert, CA 92211


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                                    EXHIBIT A

                        LEGAL DESCRIPTION OF THE PROPERTY




(To be provided by Seller upon completion of the ALTA/ACSM Class A survey as set forth in Section 6).









                                   EXHIBIT "A"


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                                   EXHIBIT "B"








                                      [MAP]








                                   EXHIBIT "B"